UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Monogram Orthopaedics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41707	81-2349540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3913 Todd Lane, Suite 307 Austin, Texas	78744
(Address of principal executive offices)	(Zip Code)

(512) 399-2656

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	MGRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Pro-Dex Supply Agreement

On October 3, 2023, Monogram Orthopaedics Inc. (the “Company” or “Monogram”) entered into a supply agreement (the “Supply Agreement”) with Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”).

As previously disclosed in the Company’s Registration Statement on Form S-1 filed with the SEC on August 28, 2023 (and declared effective on September 7, 2023), on December 20, 2018, the Company entered into a development and supply agreement with Pro-Dex, whereby Pro-Dex and the Company agreed, subject to certain conditions, to negotiate and endeavor to enter into a future, definitive agreement through which Pro-Dex would develop and supply end-effectors, gearing, and saws, and other surgical products to Monogram. The Supply Agreement represents the definitive agreement between Pro-Dex and the Company as a result of these negotiations.

Pursuant to the Supply Agreement, the Company and Pro-Dex agreed that, during the term of the Supply Agreement, the Company will exclusively purchase from Pro-Dex, and Pro-Dex will manufacture and sell to the Company, supply end-effectors, gearing, and saws, and other surgical products at purchase prices set forth in the Supply Agreement.

The initial term of the Supply Agreement commences on October 3, 2023 and continues for an initial period of fifteen (15) years from the date of Pro-Dex’s delivery to the Company of at least ten (10) production units of end effectors that are fully developed and validated as reasonably agreed to between the Company and Pro-Dex. Upon expiration of the initial term, the Supply Agreement will automatically renew for additional successive two (2) year terms unless either party has provided written notice of non-renewal to the other party at least two (2) years prior to the end of the then-current term.

Pro-Dex may terminate the Supply Agreement by providing written notice to the Company if the Company fails to pay any amount when due under the Supply Agreement and fails to cure such failure within 30 business days after the Company’s receipt of written notice of such breach. Additionally, Pro-Dex may terminate the Supply Agreement at any time in Pro-Dex’s sole and absolute discretion upon providing the Company at least 120 days advance written notice of termination.

The Company may terminate the Supply Agreement if any Purchase Order under the Supply Agreement remains unfulfilled by Pro-Dex for six (6) months after the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control. Additionally, the Company may terminate the Supply Agreement if during any consecutive twelve (12) month period Pro-Dex fails to fulfill more than three (3) separate purchase orders by the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control.

Either party may terminate the Supply Agreement if the other party (a) is in material breach of any representation or warranty under the Supply Agreement that cannot be cured or, if the breach can be cured, it is not cured by within a commercially reasonable period of time; (b) becomes insolvent or files for bankruptcy; (c) makes or seeks to make a general assignment for the benefit of its creditors; or (d) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

If the Supply Agreement is terminated, the Company will pay to Pro-Dex all amounts due to Pro-Dex for supplied products under the Supply Agreement, as well as any out-of-pocket costs and expenses (including raw materials, machinery and equipment purchases) incurred by Pro-Dex prior to the date such termination is effective that arise from or relate to the Supply Agreement.

The Supply Agreement contains a number of other rights, representations and warranties that are customary for medical device supply agreements. The foregoing description of the Supply Agreement is qualified by reference to the Supply Agreement itself, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Pro-Dex Warrant Exercise

As previously disclosed in the Company’s Registration Statement on Form S-1 filed with the SEC on August 28, 2023 (and declared effective on September 7, 2023), Pro-Dex and the Company were previously engaged in active discussions around Pro-Dex exercising its warrants in advance of the contractual expiration date. Pro-Dex held warrants to purchase up to 5% of the outstanding Common Stock of the Company as of the date of the exercise, calculated on a post-exercise basis. The warrants had an exercise price of $1,250,000, were exercisable at any time prior to December 20, 2025 (the “Warrants”)

On October 2, 2023, Pro-Dex agreed to exercise the Warrants in full in cash for Common Stock of Monogram within five (5) business days. As consideration for Pro-Dex agreeing to exercise the Warrants, the Company agreed to the following:

Coverage Warrants. If, (a) between October 2, 2023 and March 31, 2024; or (b) during the six month period between March 31 and September 31 of each year thereafter, Monogram engages in or otherwise consummates an issuance of securities that results in Monogram receiving, or having the right to receive, gross proceeds of $5,000,000 or more during such period, then Monogram will issue Pro-Dex a warrant to be exercised in cash to purchase 5% (calculated after giving effect to such issuance to Pro-Dex) of the types, series and classes of securities issued during such period at a price equal to the total gross proceeds received over the such period divided by the number of securities issued during that same period on terms at least as favorable to Pro-Dex as the most favorable terms pursuant to which any such securities are acquired by any investor during such period (each, a “Coverage Warrant”). Each Coverage Warrant will be issued to Pro-Dex within ten (10) business day after the last day of the applicable period, will have a term of six (6) months from the date of issuance and, unless otherwise agreed to in writing by Pro-Dex in its sole and absolute discretion, will have other provisions consistent with the provisions of the Warrants. Pro-Dex’s rights in this regard will expire on December 31, 2025 and will apply to all Warrant Coverage issuances conducted from time to time, and at any time, by Monogram prior to that date.

Piggyback Rights. Monogram agreed to grant Pro-Dex piggyback registration rights for all Monogram securities from time to time owned by Pro-Dex on terms at least as favorable to Pro-Dex as Monogram may at any time grant piggyback (or equivalent) registration rights to any other holder of Monogram securities.

The foregoing description is qualified by reference to the Warrant Exercise Side Letter between the Company and Pro-Dex, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 2, 2023, Pro-Dex completed the exercise all of its Warrants for 1,828,551 shares of the Company’s Common Stock at $0.68360138711 per share, resulting in total proceeds to the Company of $1,250,000. The issuance of these shares upon exercise of the Warrants was made by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Supply Agreement dated October 3, 2023 between Monogram Orthopaedics, Inc. and Pro-Dex, Inc. †

10.2	Warrant Exercise Side Letter dated October 2, 2023 between Monogram Orthopaedics, Inc. and Pro-Dex, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Orthopaedics Inc.

Date: October 6, 2023	By:	/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer